UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):       March 10, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:       (585) 343-2216
N/A

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 10, 2008, the Compensation Committee of Graham Corporation’s (the “Company’s”) Board of Directors approved increases in the base salaries of the senior executive officers listed in the below table. No modification was made by the Compensation Committee to the base salary of James R. Lines, the Company’s President and Chief Executive Officer.

	Amount of	Percentage	New Annual
Senior Executive Officer	Increase	Increase	Salary

J. Ronald Hansen, Vice President of Finance and Administration and Chief Financial Officer	$5,252	3%	$180,307

Alan E. Smith, Vice President of Operations	$4,575	3%	$157,075

Item 8.01.	Other Events.
     On March 11, 2008, the Company issued a press release announcing the payment of a cash dividend. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 11, 2008 of Graham Corporation regarding the payment of a cash dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: March 12, 2008	By:	/s/ J. Ronald Hansen
J. Ronald Hansen
Vice President — Finance & Administration and Chief Financial Officer